Exhibit 5.1

August 24, 2012

United Surgical Partners International, Inc.

15305 Dallas Parkway, Suite 1600

Addison, Texas 75001-6491

Ladies and Gentlemen:

We have acted as counsel to United Surgical Partners International, Inc., a Delaware corporation (the “Issuer”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuer and each of the subsidiaries of the Issuer listed on Schedule I hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) which provides for the issuance by the Issuer in an exchange offer (the “Exchange Offer”) of $440,000,000 aggregate principal amount of 9.000% Senior Notes due 2020 (the “Exchange Notes”). The Exchange Notes will be offered by the Issuer in exchange for a like principal amount of the Issuer’s outstanding 9.000% Senior Notes due 2020 (the “Original Notes”). The Exchange Notes are to be issued pursuant to an Indenture, dated as of April 3, 2012 (the “Base Indenture”), by and between the Issuer (as successor to USPI Finance Corp.) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of April 3, 2012 (the “Supplemental Indenture”), by and among, the Issuer, the Guarantors and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). Payment of the Exchange Notes will be guaranteed by the Guarantors pursuant to Article 10 of the Indenture and evidenced by a Notation of Guarantee attached to the Exchange Notes (the “Guarantees”).

In connection with this opinion, we have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Issuer and one or more of its subsidiaries, public officials and other appropriate persons.

In rendering the opinions set forth below, we have assumed that the Indenture is the valid and binding obligation of the Trustee.

We have assumed further that each of the Guarantors, other than the Guarantors existing under the laws of Delaware, (a) is validly existing under the laws of its jurisdiction of organization, (b) has the power to execute and deliver the Guarantees and to perform its obligations thereunder and (c) has duly authorized, executed and delivered the Indenture and has duly authorized the Guarantees.

The opinions expressed herein are limited to matters governed by the laws of the State of New York.

Based upon and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that, when (i) the Guarantees have been duly executed, delivered and attached to the Exchange Notes in accordance with the provisions of the Indenture and (ii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and have been delivered against receipt of the Original Notes surrendered in exchange therefor upon completion of the Exchange Offer, (a) the Exchange Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and (b) the Guarantee by each Guarantor will constitute a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Our opinions set forth above are subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (ii) general principles of equity. We express no opinion with respect to the enforceability of (i) the provisions contained in Section 10.03 of the Indenture that purport to limit the obligations of any Guarantor thereunder or the effect of the unenforceability of such provisions on the enforceability of the Guarantees, (ii) waivers of rights to damages, offsets or defenses or (iii) any prepayment premiums to the extent determined to be unreasonable or to constitute unmatured interest.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Prospectus. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Rope & Gray LLP

Ropes & Gray LLP

SCHEDULE I

Guarantors

LIST OF SUBSIDIARIES	STATE OF INCORPORATION
Alliance Surgery Augusta, LLC	DE
Alliance Surgery Biloxi, L.L.C.	DE
Alliance Surgery Birmingham, LLC	DE
Alliance Surgery, Inc.	DE
Georgia Musculoskeletal Network, Inc.	GA
Health Horizons of Kansas City, Inc.	TN
Health Horizons of Murfreesboro, Inc.	TN
HealthMark Partners, Inc.	DE
Implant Solutions, LLC	TN
ISS-Orlando, LLC	FL
Medcenter Management Services, Inc.	DE
OrthoLink ASC Corporation	TN
OrthoLink Physicians Corporation	DE
OrthoLink Radiology Services Corporation	TN
OrthoLink/Georgia ASC, Inc.	GA
OrthoLink/New Mexico ASC, Inc.	GA
OrthoLink/TN ASC, Inc.	TN
Pasadena Holdings, LLC	NV
Same Day Management, L.L.C.	IL
Same Day Surgery, L.L.C.	IL
Shoreline Real Estate Partnership, LLP	TX
Specialty Surgicenters, Inc.	GA
SSI Holdings, Inc.	GA
Surgery Centers Holding Company, L.L.C.	OK
Surgery Centers of America II, L.L.C.	OK
Surgical Health Partners, LLC	TN

SCHEDULE I (continued)

Guarantors

LIST OF SUBSIDIARIES	STATE OF INCORPORATION
Surginet, Inc.	TN
Surgis Management Services, Inc.	TN
Surgis of Chico, Inc.	TN
Surgis of Phoenix, Inc.	TN
Surgis of Redding, Inc.	TN
Surgis of Sand Lake, Inc.	TN
Surgis of Victoria, Inc.	TN
Surgis, Inc.	DE
Titan Health Corporation	DE
Titan Health of Chattanooga, Inc.	CA
Titan Health of Hershey, Inc.	CA
Titan Health of Miami, Inc.	CA
Titan Health of Mount Laurel, LLC	CA
Titan Health of North Haven, Inc.	CA
Titan Health of Pittsburgh, Inc.	CA
Titan Health of Pleasant Hills, Inc.	CA
Titan Health of Princeton, Inc.	CA
Titan Health of Sacramento, Inc.	CA
Titan Health of Saginaw, Inc.	CA
Titan Health of Titusville, Inc.	CA
Titan Health of West Penn, Inc.	CA
Titan Health of Westminster, Inc.	CA
Titan Management Corporation	CA
United Surgical Partners Holdings, Inc.	DE
USP Alexandria, Inc.	LA
USP Assurance Company	VT
USP Austin, Inc.	TX

SCHEDULE I (continued)

Guarantors

LIST OF SUBSIDIARIES	STATE OF INCORPORATION
USP Beaumont, Inc.	TX
USP Birmingham, Inc.	AL
USP Bridgeton, Inc.	MO
USP Cedar Park, Inc.	TX
USP Chesterfield, Inc.	MO
USP Chicago, Inc.	IL
USP Cincinnati, Inc.	OH
USP Coast, Inc.	CA
USP Columbia, Inc.	MO
USP Corpus Christi, Inc.	TX
USP Creve Coeur, Inc.	MO
USP Denver, Inc.	CO
USP Des Peres, Inc.	MO
USP Destin, Inc.	FL
USP Domestic Holdings, Inc.	DE
USP Encinitas Endoscopy, Inc.	CA
USP Fenton, Inc.	MO
USP Festus, Inc.	MO
USP Florissant, Inc.	MO
USP Fredericksburg, Inc.	VA
USP Frontenac, Inc.	MO
USP Gateway, Inc.	MO
USP Harbour View, Inc.	VA
USP Houston, Inc.	TX
USP Indiana, Inc.	IN
USP International Holdings, Inc.	DE
USP Jersey City Inc	NJ
USP Kansas City, Inc.	MO
USP Knoxville, Inc.	TN
USP Las Cruces, Inc.	NM
USP Long Island, Inc.	DE
USP Maryland, Inc.	MD
USP Mason Ridge, Inc.	MO

SCHEDULE I (continued)

Guarantors

LIST OF SUBSIDIARIES	STATE OF INCORPORATION
USP Mattis, Inc.	MO
USP Michigan, Inc.	MI
USP Midwest, Inc.	IL
USP Mission Hills, Inc.	CA
USP Mt. Vernon, Inc.	IL
USP Nevada Holdings, LLC	NV
USP Nevada, Inc.	NV
USP New Jersey, Inc.	NJ
USP Newport News, Inc.	VA
USP North Kansas City, Inc.	MO
USP North Texas, Inc.	DE
USP Office Parkway, Inc.	MO
USP Oklahoma, Inc.	OK
USP Olive, Inc.	MO
USP Phoenix, Inc.	AZ
USP Portland, Inc.	OR
USP Reading, Inc.	PA
USP Richmond II, Inc.	VA
USP Richmond, Inc.	VA
USP Sacramento, Inc.	CA
USP San Antonio, Inc.	TX
USP Securities Corporation	TN
USP St. Louis, Inc.	MO
USP St. Peters, Inc.	MO
USP Sunset Hills, Inc.	MO
USP Tennessee, Inc.	TN
USP Texas, L.P.	TX
USP Texas Air, LLC	TX
USP Torrance, Inc.	CA
USP Turnersville, Inc.	NJ

SCHEDULE I (continued)

Guarantors

LIST OF SUBSIDIARIES	STATE OF INCORPORATION
USP Virginia Beach, Inc.	VA
USP Webster Groves, Inc.	MO
USP West Covina, Inc.	CA
USP Westwood, Inc.	CA
USP Winter Park, Inc.	FL
USPI San Diego, Inc.	CA
USPI Stockton, Inc.	CA
WHASA, L.C.	TX